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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in this Registration Statement on Form N-1A of our report dated September 10, 2004, relating to the financial statements of Old Mutual Advisor Funds, as of and for the period ended August 27, 2004 to the Board of Trustees and Shareholders of Old Mutual Advisor Funds, which is also included in the Registration Statement. We also consent to the reference to us under the heading, "Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 20, 2004